Exhibit C




                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT



                         TABLE OF CONTENTS
SECTION                                                        PAGE

DEFINITIONS.......................................................2
ARTICLE I - CUSTODY PROVISIONS....................................5
   1. Appointment of Custodian....................................5
   2. Custody of Cash and Securities..............................5
   3. Settlement of Fund Transactions.............................9
   4. Lending of Securities.......................................9
   5. Persons Having Access to Assets of the Fund.................9
   6. Standard of Care; Limit of Custodial Responsibilities......10
   7. Appointment of Subcustodians...............................11
   8. Overdraft Facility and Security for Payment................12
   9. Tax Obligations............................................12
ARTICLE II - FOREIGN CUSTODY MANAGER SERVICES....................14
   1. Delegation.................................................14
   2. Changes to Appendix B......................................14
   3. Reports to Board...........................................14
   4. Monitoring System..........................................14
   5. Standard of Care...........................................14
   6. Use of Securities Depositories.............................15
ARTICLE III - Information Services...............................16
   1.  Risk Analysis.............................................16
   2.  Monitoring of Securities Depositories.....................16
   3.  Use of Agents.............................................16
   4.  Exercise of Reasonable Care...............................16
   5.  Liabilities and Warranties................................16
ARTICLE IV - GENERAL PROVISIONS..................................17
   1. Compensation...............................................17
   2. Insolvency of Foreign Custodians...........................17
   3. Liability for Depositories.................................17
   4. Damages....................................................17
   5. Indemnification; Liability of the Fund.....................17
   6. Force Majeure..............................................17
   7. Termination................................................18
   8. Books and Records..........................................18
   9.  Miscellaneous.............................................18
APPENDIX A   List of Authorized Persons..........................21
APPENDIX B   Selected Countries...................................2
APPENDIX C   Self Custody Rider...................................2



                     MUTUAL FUND CUSTODY AND
                        SERVICES AGREEMENT


     This AGREEMENT is effective as of May 21, 2001, and is between Dreyfus Balanced Fund, Inc., (the "Fund") a corporation organized under the laws of the State of Maryland having its principal office and place of business at 200 Park Avenue, New York, NY 10166, and MELLON BANK, N.A., (the "Custodian"), a national banking association with its principal place of business at One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.


                       W I T N E S S E T H:


     WHEREAS, the Fund and the Custodian desire to set forth their agreement with respect to the custody of the Fund's Securities and cash and the processing of Securities transactions;

     WHEREAS, the Board desires to delegate certain of its responsibilities for performing the services set forth in paragraphs (c)(1), (c)(2) and (c)(3) of Rule 17f-5 to the Custodian as a Foreign Custody Manager (as defined in Rule 17f-5);

     WHEREAS, the Custodian agrees to accept such delegation with respect to Assets, including those held by Foreign Custodians in the Selected Countries; and

     WHEREAS,  the Custodian  meets the  requirements  of a Primary
Custodian   and  agrees  to  perform  the  function  of  a  Primary
Custodian under Rule 17f-7;

     NOW THEREFORE, the Fund and the Custodian agree as follows:


DEFINITIONS

The following words and phrases, unless the context requires otherwise, shall have the following meanings:

      1. "ACT": the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time.

      2.   "AGREEMENT": this agreement and any amendments.

      3. "ASSETS": any of the Fund's investments, including foreign currencies and investments for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund's transactions in such investments.

      4. "AUTHORIZED PERSON": any person, whether or not any such person is an officer or employee of the Fund, duly authorized by the Board to give Instructions on behalf of the Fund, who is listed in the Certificate annexed hereto as APPENDIX A or such other Certificate as may be received by the Custodian from time to time.

      5. "BOARD": the Board of Directors (or the body authorized to exercise authority similar to that of the board of directors of a corporation) of the Fund.

      6. "BOOK-ENTRY SYSTEM": the Federal Reserve/Treasury book-entry system for United States and federal agency Securities, its successor or successors and its nominee or nominees.

      7. "BUSINESS DAY": each day on which the Fund is required to determine its net asset value, and any other day on which the Securities and Exchange Commission may require the Fund to be open for business.

      8. "CERTIFICATE": any notice, instruction or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, which is actually received by the Custodian and signed on behalf of the Fund by an Authorized Person.

      9. "COUNTRY RISK": all factors reasonably related to the systemic risk of holding assets in a particular country including, but not limited to, such country's financial infrastructure (including Securities Depositories), prevailing or developing custody and settlement practices and laws applicable to the safekeeping and recovery of Assets held in custody.

      10. "ELIGIBLE SECURITIES DEPOSITORY": the meaning of the term set forth in Rule 17f-7(b)(1).

      11. "FOREIGN CUSTODIAN": (a) a banking institution or trust company incorporated or organized under the laws of a country other than the United States, that is regulated as such by the country's government or an agency of the country's government; (b) a majority-owned direct or indirect subsidiary of a U.S. Bank or bank holding company; or (c) any entity other than a Securities Depository with respect to which exemptive or no-action relief has been granted by the Securities and Exchange Commission to permit it to hold Assets of a registered investment company. For the avoidance of doubt, the term "Foreign Custodian" shall not include Euroclear, Clearstream, or any other transnational system for the central handling of securities or equivalent book-entries regardless of whether or not such entities or their service providers are acting in a custodial capacity with respect to Assets, Securities or other property of the Fund.

      12. "INSTRUCTIONS": directions and instructions to the Custodian from an Authorized Person in writing by facsimile or electronic transmission subject to the Custodian's practices or any other method specifically agreed upon, provided that the Custodian may, in its discretion, accept oral directions and instructions from an individual it reasonably believes to be an Authorized Person and may require confirmation in writing.

      13. "PRIMARY  CUSTODIAN":  the  meaning  set  forth  in  Rule
           17f-7(b)(2).

      14. "PROSPECTUS": the Fund's current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended.

      15. "RISK  ANALYSIS":   the  analysis   required  under  Rule
          17f-7(a)(1)(i)(A).

      16. "RULES 17F-4, 17F-5 AND 17F-7": such Rules as promulgated under Section 17(f) of the Act, as such rules (and any successor rules or regulations) may be amended from time to time.

      17. "SECURITY" or "SECURITIES": bonds, debentures, notes, stocks, shares, evidences of indebtedness, options, futures, warrants and other securities, commodities, interests and investments from time to time owned by the Fund.

      18. "SECURITIES   DEPOSITORY":   a  system  for  the  central
          handling of securities as defined in Rule 17f-4.

      19. "SELECTED  COUNTRIES":   the  jurisdictions  listed  on
          APPENDIX B as such may be amended from time to time in accordance with Article II.

      20. "SHARES" shares of the Fund, however designated.

      21.  "TRANSFER   AGENT":   the  person  which   performs  the
           transfer agent functions for the Fund.

      22.  "U.S. BANK": the meaning set forth in Rule 17f-5(a)(7).



                             ARTICLE I

                        CUSTODY PROVISIONS

1.    APPOINTMENT OF CUSTODIAN.   The Board appoints the
Custodian, and the Custodian accepts such appointment, as custodian of all the Securities and monies at the time owned by or in the possession of the Fund during the period of this Agreement.

2.    CUSTODY OF CASH AND SECURITIES.

      (a) RECEIPT AND HOLDING OF ASSETS. The Fund will deliver or cause to be delivered to the Custodian all Securities and monies owned by it at any time during the period of this Agreement. The Custodian will not be responsible for such Securities and monies until actually received. The Custodian shall establish and maintain a separate account for the Fund and shall credit to the separate account all Securities and monies so received. The Board specifically authorizes the Custodian to hold Securities, Assets or other property of the Fund with any domestic subcustodian, or Securities Depository; and Foreign Custodians or Eligible Securities Depositories in the Selected Countries as provided in Article II. Securities and monies of the Fund deposited in a Securities Depository or Eligible Securities Depositories will be reflected in an account or accounts which include only assets held by the Custodian or a Foreign Custodian for its customers.

      (b) DISBURSEMENTS OF CASH AND DELIVERY OF SECURITIES. The Custodian shall disburse cash or deliver out Securities only for the purposes listed below. Instructions must specify or evidence the purpose for which any transaction is to be made and the Fund shall be solely responsible to assure that Instructions are in accord with any limitations or restrictions applicable to the Fund.

           (1) In payment for Securities purchased for the Fund, upon receipt of such Securities in accord with market practice;

           (2) In payment of dividends or distributions with respect to Shares;

           (3) In payment for Shares which have been redeemed by the Fund;

           (4)  In payment of taxes;

           (5) When Securities are called, redeemed, retired, or otherwise become payable;

           (6)  In  exchange  for or  upon  conversion  into  other
                securities   alone  or  other  securities  and  cash
                pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment;

           (7) Upon conversion of Securities pursuant to their terms into other securities;

           (8) Upon exercise of subscription, purchase or other similar rights represented by Securities;

           (9) For the payment of interest, management or supervisory fees, distributions or operating expenses;

           (10) In payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund;

           (11) In connection with any borrowings by the Fund or short sales of securities requiring a pledge of Securities, but only against receipt of amounts borrowed;

           (12) In connection with any loans, but only against receipt of adequate collateral as specified in Instructions which shall reflect any restrictions applicable to the Fund;

           (13) For the purpose of redeeming Shares of the Fund and the delivery to, or the crediting to the account of, the Custodian or the Fund's transfer agent, net amounts payable with respect to such Shares to be redeemed;

           (14) For the purpose of redeeming in kind Shares of the Fund against delivery to the Custodian or the Transfer Agent of such Shares to be so redeemed;

           (15) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund. The Custodian will act only in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper requests for such return;

           (16) For spot or forward foreign exchange transactions to facilitate security trading, receipt of income from Securities or related transactions;

           (17) When Securities are sold by the Fund, upon receipt of the total amount payable to the Fund therefore, in accord with market practice;

           (18) Upon the termination of this Agreement; and

           (19) Pursuant to a Certificate setting forth the name and address of the person to whom the payment is to be made, the account from which payment is to be made, the amount to be paid and the purpose for which payment is to be made, provided that in the event of disbursements pursuant to this paragraph 19 of Section 2(b), the Fund shall indemnify and hold the Custodian harmless from any claims or losses arising out of such disbursements in reliance on such Certificate.

      (c)  ACTIONS  WHICH  MAY  BE  TAKEN   WITHOUT   INSTRUCTIONS.
           Unless an Instruction to the contrary is received, the Custodian shall:

           (1) Collect all income due or payable, provided that the Custodian shall not be responsible for the failure to receive payment of (or late payment of) distributions or other payments with respect to Securities or other property held in the account;

           (2) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, retired or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominees where such dates are not published in sources routinely used by the Custodian. The Custodian shall have no responsibility or liability to the Fund for any loss by the Fund for any missed payments or other defaults resulting therefrom when information is not published in sources routinely used by the
               Custodian, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar instruments;

           (3)  Surrender Securities in temporary form for definitive
                Securities;

           (4) Hold directly, or through a Securities Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar Securities issued with respect to any Securities held by the Custodian hereunder for the Fund;

           (5) Submit or cause to be submitted to Fund or its investment advisor, as designated by Fund, information actually received by the Custodian regarding ownership rights pertaining to property held for the Fund;

           (6) Deliver or cause to be delivered any Securities held for the Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

           (7) Deliver Securities upon the receipt of payment in connection with any repurchase agreement related to such Securities entered into by the Fund;

           (8) Deliver Securities owned by the Fund to the issuer thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining any call, redemption or retirement dates with respect to put bonds or similar instruments which are owned by the Fund and held by the Custodian or its nominee where such dates are not published in sources routinely used by the Custodian. The Custodian shall have no responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom when information is not published in sources routinely used by the Custodian, unless the Custodian received timely notification from the Fund specifying the time, place and manner for the presentment of any such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds or similar investments;

           (9) Endorse and collect all checks, drafts or other orders for the payment of money received by the Custodian for the account of the Fund; and

           (10) Execute any and all documents, agreements or other instruments as may be necessary or desirable for the accomplishment of the purposes of this Agreement.

      (d) CONFIRMATION AND STATEMENTS. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during the day. Where securities purchased by the Fund are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown in the Custodian's account on the books of a Securities Depository, the Custodian shall by book-entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and monies held for the Fund under this Agreement.

      (e) REGISTRATION OF SECURITIES. The Custodian is authorized to hold all Securities, Assets, or other property of the Fund in nominee name, in bearer form or in book-entry form. The Custodian may register any Securities, Assets or other property of the Fund in the name of the Fund, in the name of the Custodian, any domestic subcustodian, or Foreign Custodian, in the name of any duly appointed registered nominee of such entity, or in the name of a Securities Depository or its successor or successors, or its nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of a Securities Depository, any Securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund.

      (f) SEGREGATED ACCOUNTS. Upon receipt of Instruction, the Custodian will, from time to time establish segregated accounts on behalf of the Fund to hold and deal with specified assets as shall be directed.

3.   SETTLEMENT OF FUND TRANSACTIONS.

      (a)CUSTOMARY PRACTICES. Settlement of transactions may be effected in accordance with trading and processing practices customary in the jurisdiction or market where the transaction occurs. The Fund acknowledges that this may, in certain circumstances, require the delivery of cash or Securities (or other property) without the concurrent receipt of Securities (or other property) or cash. In such circumstances, the Custodian shall have no responsibility for nonreceipt of payments (or late payment) or nondelivery of Securities or other property (or late delivery) by the counterparty.

      (b)CONTRACTUAL INCOME. Unless the parties agree to the contrary, the Custodian shall credit the Fund; in accordance with the Custodian's standard operating procedure, with income and maturity proceeds on securities on contractual payment date, net of any taxes, or upon actual receipt. To the extent the Custodian credits income on contractual payment date, the Custodian may reverse such accounting entries with back value to the contractual payment date if the Custodian reasonably believes that such amount will not be received.

      (c)CONTRACTUAL SETTLEMENT. Unless the parties agree to the contrary, the Custodian will attend to the settlement of securities transactions in accordance with the Custodian's standard operating procedure, on the basis of either contractual settlement date accounting or actual settlement date accounting. To the extent the Custodian settles certain securities transactions on the basis of contractual settlement date accounting, the Custodian may reverse with back value to the contractual settlement date any entry relating to such contractual settlement if the Custodian reasonably believes that such amount will not be received.

4. LENDING OF SECURITIES. The Custodian may lend the assets of the Fund in accordance with the terms and conditions of a separate securities lending agreement.

5.    PERSONS HAVING ACCESS TO ASSETS OF THE FUND.

      (a) No trustee or agent of the Fund, and no officer, director, employee or agent of the Fund's investment adviser, of any sub-investment adviser of the Fund, or of the Fund's administrator, shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person.
           No   officer,   director,   employee  or  agent  of  the
           Custodian who holds any similar position with the Fund's investment adviser, with any sub-investment adviser of the Fund or with the Fund's administrator shall have access to the assets of the Fund.

      (b) Nothing in this Section 5 shall prohibit any duly authorized officer, employee or agent of the Fund, or any duly authorized officer, director, employee or agent of the investment adviser, of any sub-investment adviser of the Fund or of the Fund's administrator, from giving Instructions to the Custodian or executing a Certificate so long as it does not result in delivery of or access to assets of the Fund prohibited by paragraph (a) of this Section 5.

6.    STANDARD OF CARE; LIMIT OF CUSTODIAL RESPONSIBILITIES.

           (a) STANDARD OF CARE. In connection with its duties and responsibilities under this Article I, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of the negligence or willful misconduct of the Custodian, its employees, agents or domestic subcustodians. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything reasonably done or omitted by it in conformity with such advice or opinion.

      (b) LIMIT OF DUTIES. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

           (1) The acts or omissions of any agent appointed pursuant to Instructions of the Fund or its investment advisor including, but not limited to, any broker-dealer or other entity to hold any Securities or other property of the Fund as collateral or otherwise pursuant to any investment strategy;

           (2) The validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

           (3) The legality of the sale of any Securities by the Fund or the propriety of the amount for which the same are sold;

           (4) The legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

           (5) The legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

           (6) The legality of the declaration or payment of any distribution of the Fund;

           (7) The legality of any borrowing for temporary or emergency purposes.

      (c) NO LIABILITY UNTIL RECEIPT. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money, directly or by the final crediting of the account representing the Fund's interest in the Book- Entry System or Securities Depository.

      (d) AMOUNTS DUE FROM TRANSFER AGENT. The Custodian shall not be required to effect collection of any amount due to the Fund from the Transfer Agent nor be required to cause payment or distribution by the Transfer Agent of any amount paid by the Custodian to the Transfer Agent.

      (e) COLLECTION WHERE PAYMENT REFUSED. The Custodian shall not be required to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until it shall be directed to take such action and it shall be assured to its satisfaction of reimbursement of its related costs and expenses.

      (f) NO DUTY TO ASCERTAIN AUTHORITY. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as may properly be held by the Fund under the provisions of its governing instruments or Prospectus.

      (g) RELIANCE ON INSTRUCTIONS. The Custodian shall be entitled ------------------------- to rely upon any Certificate,
           Instruction, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be genuine and to be signed by an Authorized Person of the Fund. Where the Custodian is issued Instructions orally, the Fund acknowledges that if written confirmation is requested, the validity of the transactions or enforceability of the transactions authorized by the Fund shall not be affected if such confirmation is not received or is contrary to oral Instructions given. The Custodian shall be under no duty to question any direction of an Authorized Person, to review any property held in the Fund's account, to make any suggestions with respect to the investment of the Assets in the Fund's account, or to evaluate or question the performance of any Authorized Person. The Custodian shall not be responsible or liable for any diminution of value of any Securities or other property held by the Custodian, absent a breach of the Custodian's duties under this Agreement.

7. APPOINTMENT OF SUBCUSTODIANS. The Custodian is hereby authorized to appoint one or more domestic subcustodians (which may be an affiliate of the Custodian) to hold Securities and monies at any time owned by the Fund. The Custodian is also hereby authorized when acting pursuant to Instructions to: 1) place Assets with any Foreign Custodian located in a jurisdiction which is not a Selected Country and with Euroclear, Clearstream, or any other transnational depository; and 2) place Assets with a broker or other agent as subcustodian in connection with futures, options, short selling or other transactions. When acting pursuant to such Instructions, the Custodian shall not be liable for the acts or omissions of any subcustodian so appointed.

8.    OVERDRAFT  FACILITY AND  SECURITY  FOR PAYMENT.  In the event that  the  Custodian  receives  Instructions  to make  payments  or transfers of monies on behalf of the Fund for which there would be, at the close of business on the date of such payment or transfer, insufficient monies held by the Custodian on behalf of the Fund, the Custodian may, in its sole discretion, provide an overdraft (an "Overdraft") to the Fund in an amount sufficient to allow the completion of such payment or transfer. Any Overdraft provided hereunder: (a) shall be payable on the next Business Day, unless otherwise agreed by the Fund and the Custodian; and
(b) shall accrue interest from the date of the Overdraft to the date of payment in full by the Fund at a rate agreed upon from time to time, by the Custodian and the Fund or, in the absence of specific agreement, at such rate as charged to other customers of Custodian under procedures uniformly applied. The Custodian and the Fund acknowledge that the purpose of such Overdraft is to temporarily finance the purchase of Securities for prompt delivery in accordance with the terms hereof, to meet unanticipated or unusual redemptions, to allow the settlement of foreign exchange contracts or to meet other unanticipated Fund expenses. The Custodian shall promptly notify the Fund (an
"Overdraft Notice") of any Overdraft. To secure payment of any Overdraft, the Fund hereby grants to the Custodian a continuing security interest in and right of setoff against the Securities and cash in the Fund's account from time to time in the full amount of such Overdraft. Should the Fund fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available cash in the Fund's account and to liquidate Securities in the account as necessary to meet the Fund's obligations under the Overdraft. In any such case, and without limiting the foregoing, the Custodian shall be entitled to take such other actions(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the Massachusetts Uniform Commercial Code or any other applicable law.

9. TAX OBLIGATIONS. For purposes of this Agreement, "Tax Obligations" shall mean taxes, withholding, certification and reporting requirements, claims for exemptions or refund, interest, penalties, additions to tax and other related expenses. To the extent that the Custodian has received relevant and necessary information with respect to the Fund's account, the Custodian shall perform the following services with respect to Tax Obligations:

a. the Custodian shall file claims for exemptions or refunds with respect to withheld foreign (non-U.S.) taxes in instances in which such claims are appropriate;

b.    the  Custodian  shall  withhold   appropriate   amounts,   as
required by U.S. tax laws, with respect to amounts received on behalf of nonresident aliens; and

c. the Custodian shall provide to the Fund or an Authorized Person such information received by the Custodian which could, in the Custodian's reasonable belief, assist the Fund or the Authorized Person in the submission of any reports or returns with respect to Tax Obligations. The Fund shall inform the Custodian in writing as to which party or parties shall receive information from the Custodian.

      The Custodian shall provide such other services with respect to Tax Obligations, including preparation and filing of tax returns and reports and payment of amounts due (to the extent funded), as requested by the Fund and agreed to by the Custodian in writing. The Custodian shall have no independent obligation to determine the existence of any information with respect to, or the extent of, any Tax Obligations now or hereafter imposed on the Fund or its account by any taxing authority. Except as specifically provided herein or agreed to in writing by the Custodian, the Custodian shall have no obligations or liability with respect to Tax Obligations, including, without limitation, any obligation to file or submit returns or reports with any taxing authorities.

      In making payments to service providers pursuant to Instructions, the Fund acknowledges that the Custodian is acting as a paying agent and not as the payor, for tax information reporting and withholding purposes.


                            ARTICLE II

                 FOREIGN CUSTODY MANAGER SERVICES

1. DELEGATION. The Board delegates to the Custodian, and the Custodian hereby agrees to accept, responsibility as the Fund's Foreign Custody Manager for selecting, contracting with and monitoring Foreign Custodians in Selected Countries set forth in Appendix B (except as noted therein) in accordance with Rule 17f-5(c).

2. CHANGES TO APPENDIX B. Appendix B may be amended from time to time to add or delete jurisdictions by written agreement signed by an Authorized Person of the Fund and the Custodian, but the Custodian reserves the right to delete jurisdictions upon reasonable notice to the Fund.

3. REPORTS TO BOARD. Custodian shall provide written reports notifying the Board of the placement of Assets with a particular Foreign Custodian. Such reports shall be provided to the Board quarterly, except as otherwise agreed by the Custodian and the Fund. The Custodian shall promptly notify the Board, in writing, of any material change in Fund's foreign custody arrangements.

4. MONITORING SYSTEM. In each case in which the Custodian has exercised delegated authority to place Assets with a Foreign Custodian, the Custodian shall monitor the appropriateness of maintaining the Assets with such Foreign Custodian, and the performance of the Foreign Custodian under its contract with the Custodian, in accordance with Rule 17f-5(c)(3). The Custodian will notify the Fund as soon as possible if an arrangement with a Foreign Custodian no longer meets the requirements of Rule 17f-5, so that the Fund may withdraw its Assets in accordance with Rule 17f-5(c)(3)(ii).

5. STANDARD OF CARE; INDEMNITY. In exercising the delegated authority under this Article of the Agreement, the Custodian agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Assets would exercise in like circumstances. Contracts with Foreign Custodians shall comply with Rule 17f-5(c)(2), and provide for reasonable care for Assets based on the standards applicable to Foreign Custodians in the Selected Country. In making this determination, the Custodian shall consider the factors set forth in Rule 17f-5(c)(1). In addition, the Custodian shall hold the Fund harmless from, and indemnify the Fund against, any loss, action, claim, demand, expense and proceeding, including counsel fees, that occurs as a result of the failure of any Foreign Custodian to exercise reasonable care with respect to the safekeeping of Securities and monies of the Fund. Notwithstanding the generality of the foregoing, however, the Custodian shall not be liable for any losses resulting from Country Risk.

6. USE OF SECURITIES DEPOSITORIES. In exercising its delegated authority, Custodian may assume, unless instructed in writing to the contrary, that the Board or the Fund's investment adviser has determined, pursuant to Rule 17f-7, to place and maintain foreign assets with any Securities Depository as to which the Custodian has provided the Fund with a Risk Analysis.









               [BALANCE OF PAGE INTENTIONALLY BLANK]









                           ARTICLE III

                       INFORMATION SERVICES

1. RISK ANALYSIS. The Custodian will provide the Fund with a Risk Analysis with respect to Securities Depositories operating in the countries listed in Appendix B. If the Custodian is unable to provide a Risk Analysis with respect to a particular
Securities Depository, it will notify the Fund. If a new Securities Depository commences operation in one of the Appendix B countries, the Custodian will provide the Fund with a Risk Analysis in a reasonably practicable time after such Securities Depository becomes operational. If a new country is added to Appendix B, the Custodian will provide the Fund with a Risk Analysis with respect to each Securities Depository in that country within a reasonably practicable time after the addition of the country to Appendix B.

2. MONITORING OF SECURITIES DEPOSITORIES. The Custodian will monitor, on a continuing basis, the custody risks associated with maintaining assets with each Securities Depository for which it has provided the Fund with a Risk Analysis, as required under Rule 17f-7. The Custodian will promptly notify Fund or its investment adviser of any material change in these risks, or if the custody arrangements with a Securities Depository may no longer meet the requirements of Rule 17f-7.

3. USE OF AGENTS. Subject to its standard of care in Section 4, below, The Custodian may employ agents, including, but not limited to Foreign Custodians, to perform its responsibilities under Sections 1 and 2 above.

4. EXERCISE OF REASONABLE CARE. The Custodian will exercise reasonable care, prudence, and diligence in performing its responsibilities under this Article III. With respect to the Risk Analyses provided or monitoring performed by an agent, the Custodian will exercise reasonable care in the selection of such agent, and shall be entitled to rely upon information provided by agents so selected in the performance of its duties and responsibilities under this Article III, unless the Custodian knows or should have known such information to be incorrect, incomplete or misleading.

      5. LIABILITIES AND WARRANTIES. While the Custodian will take reasonable precautions to ensure that information provided is accurate, the Custodian shall have no liability with respect to information provided to it by third parties, unless the Custodian knows or should have known such information to be incorrect, incomplete or misleading. Except as provided, due to the nature and source of information, and the necessity of relying on various information sources, most of which are external to the Custodian, the Custodian shall have no liability for direct or indirect use of such information.




                            ARTICLE IV

                        GENERAL PROVISIONS


1.    COMPENSATION.

      (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees, including out of pocket disbursements, set forth in a separate Fee Schedule, which schedule may be modified by the Custodian upon not less than sixty days prior written notice to the Fund. The Custodian shall also be entitled to reimbursement from the Fund for the amount of any loss, damage, liability or expense incurred with respect to the Fund, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

      (b) The Custodian will bill the Fund as soon as practicable after the end of each calendar month. The Fund will promptly pay to the Custodian the amount of such billing.

      (c) If not paid timely by the Fund, and unless otherwise reasonably disputed by the Fund, the Custodian may charge against assets held on behalf of the Fund compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to this Agreement.

2. INSOLVENCY OF FOREIGN CUSTODIANS. The Custodian shall be responsible for losses or damages suffered by the Fund arising as a result of the insolvency of a Foreign Custodian only to the extent that the Custodian failed to comply with the standard of care set forth in Article II with respect to the selection and monitoring of such Foreign Custodian.

3. LIABILITY FOR DEPOSITORIES. The Custodian shall not be responsible for any losses resulting from the deposit or maintenance of Securities, Assets or other property of the Fund with a Securities Depository. Nothing in this provision shall preclude damages for a breach of duties under Article III.

4. DAMAGES. The Custodian shall not be liable for any indirect, consequential or special damages with respect to its role as Foreign Custody Manager, Custodian or information vendor, except as may arise from its bad faith or willful misconduct in performing its responsibilities hereunder.

5. LIABILITY OF THE FUND. The Fund and the Custodian agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Directors, Trustees, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Fund individually, but are binding only upon the assets and property of the Fund.

6. FORCE MAJEURE. The Custodian shall not be liable for any losses resulting from or caused by events or circumstances beyond its reasonable control, including, but not limited to, losses resulting from nationalization, strikes, expropriation, devaluation, revaluation, confiscation, seizure, cancellation, destruction or similar action by any governmental authority, de facto or de jure; or enactment, promulgation, imposition or enforcement by any such governmental authority of currency restrictions, exchange controls, taxes, levies or other charges affecting the Fund's property; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or any order or regulation of any banking or securities industry including changes in market rules and market conditions affecting the execution or settlement of transactions; or acts of war, terrorism, insurrection or revolution; or any other similar event.

7.    TERMINATION.

      (a) Either party may terminate this Agreement by giving the other party two hundred seventy (270) days notice in writing, specifying the date of such termination. In the event notice is given by the Fund, it shall be accompanied by a Certificate evidencing the vote of the Fund's Board to terminate this Agreement.

      (b) The Fund shall, on or before a specified termination date, deliver to the Custodian a Certificate evidencing the vote of the Board designating a successor custodian. In the absence of such designation, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the Act, or the Fund. If both the Custodian and the Fund fail to designate a successor custodian, the Fund shall, upon the date specified in the notice of termination, and upon the delivery by the Custodian of all Securities and monies then owned by the Fund, be deemed to be its own custodian and the Custodian shall thereby be relieved of all duties and responsibilities under this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

      (c) Upon termination of the Agreement, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, deliver to the successor all Securities and monies then held by the Custodian on behalf of the Fund, after deducting all fees, expenses and other amounts owed which have not been reasonably disputed.

      (d) In the event of a dispute following the termination of this Agreement, all relevant provisions shall be deemed to continue to apply to the obligations and liabilities of the parties with respect thereto.

8. BOOKS AND RECORDS. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. (The Custodian may, however, to the extent required by law or regulation retain copies of the same if the Fund requests the return of its books and records.) Such books and records shall be prepared and maintained as required by the Act, and other applicable securities laws, rules and regulations. Such books and records shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund at its own expense and with prior written notice to the Custodian, and by the appropriate employees of the Securities and Exchange Commission.

9.    MISCELLANEOUS.

      (a) APPENDIX A is a Certificate signed by the Secretary of the Fund setting forth the names and the signatures of Authorized Persons. The Fund shall furnish a new Certificate when the list of Authorized Persons is changed in any way. Until a new certification is received, the Custodian shall be fully protected in acting upon Instructions from Authorized Persons as set forth in the last delivered Certificate.

      (b) Any required written notice or other instrument shall be sufficiently given if addressed to the Custodian or the Fund as the case may be and delivered to it at its offices at:

                                      The Custodian:

                    Boston Safe Deposit and Trust Company
                    135 Santilli Highway
                    Everett, Massachusetts  02149
                    Attn: Kelly Morgan


                    The Fund:

                    Dreyfus Balanced Fund, Inc.
                    200 Park Avenue
                    New York, New York 10166
                    Attn: Paul Molloy

           or at such other place as the parties may from time to time designate to the other in writing.

      (c) This Agreement may not be amended or modified except by a written agreement executed by both parties.

      (d) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a vote of the Board, provided, however, that the Custodian may assign the Agreement or any function thereof to any corporation or entity which directly or indirectly is controlled by, or is under common control with, the Custodian and any other attempted assignment without written consent shall be null and void.

      (e)  Nothing in this Agreement  shall give or be construed to
           give  or  confer   upon  any  third   party  any  rights
           hereunder.

      (f) The Custodian represents that it is a U.S. Bank within the meaning of paragraph (a)(7) of Rule 17f-5.

      (g) The Fund acknowledges and agrees that, except as expressly set forth in this Agreement, the Fund is solely responsible to assure that the maintenance of the Fund's Securities and cash hereunder complies with applicable laws and regulations, including without limitation the Act and the rules and regulations promulgated thereunder and applicable interpretations thereof or exemptions therefrom. The Fund represents that it has determined that it is reasonable to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement.

      (h) This Agreement shall be construed in accordance with the laws of The Commonwealth of Pennsylvania.

      (i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (j) Each party represents to the other that it has all necessary power and authority, and has obtained any consent or approval necessary, to permit it to enter into and perform this Agreement and that this Agreement does not violate, give rise to a default or right of termination under or otherwise conflict with, any applicable law, regulation, ruling, decree or other governmental authorization or any contract to which it is a party or by which any of its assets is bound.

      (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.


IN WITNESS  WHEREOF,  the parties hereto have caused this Agreement
to  be   executed   by  their   respective   representatives   duly
authorized as of the day and year first above written.


                        DREYFUS BALANCED FUND, INC.


                        By:    /S/ STEVEN F. NEWMAN
                        Name:      Steven F. Newman
                        Title:     Assistant Secretary



                        MELLON BANK, N.A.



                        By:    /S/CHRISTOPHER HEALY
                        Name:  Christopher Healy
                        Title: First Vice President




                            APPENDIX A


                     DREYFUS BALANCED FUND, INC.

                       AUTHORIZED SIGNATORIES:
                   CASH ACCOUNT AND/OR CUSTODIAN
                  ACCOUNT FOR PORTFOLIO SECURITIES
                            TRANSACTIONS

      GROUP I


James Windels, Phyllis Meiner, Robert
Salviolo, Jean Faley, Laura Sanderson,
Lori McNab, Robert Svagna, Lucy
Dermezis, Frank Brensic, Robert
Robol, Erik Naviloff and Christopher
Schiller


  GROUP II


William T. Sandalls, Jr.
Joseph Connolly
Michael Condon
Gregory Gruber

James Windels
William McDowell
Robert Robol



CASH ACCOUNT

1. Fees payable to Mellon Bank, N.A. or Boston Safe Deposit and Trust Company pursuant to written agreement with the Fund for services rendered in its capacity as Custodian or agent of the Fund, or to Dreyfus Transfer, Inc. in its capacity as Transfer Agent or agent of the Fund:
                Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.

2.    Other expenses of the Fund, $5,000 and under:
                Any combination of two (2) signatures from either Group I or Group II, or both such Groups, except that no individual shall be authorized to sign more than once.

3.    Other expenses of the Fund, over $5,000:
                Two (2) signatures required, one of which must be from Group II, except that no individual shall be authorized to sign more than once.


CUSTODIAN ACCOUNT FOR PORTFOLIO SECURITIES TRANSACTIONS

      Two (2) signatures required from any of the following:
           Veda Balli, Edward Shu, Lucy Dermezis, John Livanos and
                Brian Moore.





                            APPENDIX B

                        SELECTED COUNTRIES


Argentina                                 Luxembourg
Australia                                 Malaysia
Austria                                   Mauritius
Bangladesh                                Mexico
Belgium                                   Morocco
Bermuda                                   Namibia
Bolivia                                   The Netherlands
Botswana                                  New Zealand
Brazil                                    Norway
Canada                                    Pakistan
Chile                                     Panama
China/Shenzhen                            Peru
China/Shanghai                            The Philippines
Colombia                                  Poland
Costa Rica *                              Portugal
Croatia                                   Romania
Czech Republic                            Russia*
Denmark                                   Singapore
Ecuador                                   Slovakia
Egypt                                     Slovenia
Estonia*                                  South Africa
Finland                                   Spain
France                                    Sri Lanka
Germany                                   Sweden
Ghana                                     Switzerland
Greece                                    Taiwan
Hong Kong                                 Thailand
Hungary                                   Trinidad*
India                                     Tunisia*
Indonesia                                 Turkey
Ireland                                   United Kingdom
Israel                                    Uruguay
Italy                                     Venezuela
Japan                                     Vietnam
Jordan                                    Zambia
Kenya                                     Zimbabwe
Korea, Republic of


"*Note, Custodian will not act as a Foreign Custody Manager with respect to assets held in this country. Holding assets and use of Mellon's usual subcustodian in this country is subject to Instructions by the Fund and its execution of a separate letter-agreement pertaining to custody and market risks."


                            APPENDIX C

                        SELF CUSTODY RIDER


Notwithstanding any other provisions of this Agreement to the contrary, the following provisions shall apply to this Agreement as being subject to Rule 17f-2 under the Act.

1. PHYSICAL SEPARATIONS OF SECURITIES. Except as permitted by Rule 17f-2 or Rule 17f-4, the Custodian shall hold all Securities deposited with it physically segregated at all times from those of any other person.

2. ACCESS TO SECURITIES. Except as otherwise provided by law, no person shall be authorized or permitted to have access to the Securities deposited with the Custodian except pursuant to a Board resolution. Each such resolution shall designate not more than five persons who shall be either officers or responsible employees of the Fund and shall provide that access to such investments shall be had only by two or more such persons jointly, at least one of whom shall be an officer; except that access to such investments shall be permitted (1) to properly authorized officers and employees of the Custodian and (2) to the Fund's independent public accountant jointly with any two persons so designated or with such officer or employee of the Custodian.

3. DEPOSITS AND WITHDRAWALS. Each person when depositing such securities or similar investments in or withdrawing them from a Securities Depository or when ordering their withdrawal and delivery from the safekeeping of the
      Custodian,   shall  comply  with  the  requirements  of  Rule
      17f-2(e).

4. EXAMINATION. The Fund shall comply with the requirements of Rule 17f-2(f) with regard to examinations by an independent public accountant.

Acknowledged:


/S/ STEVEN F. Newman                           /s/ Christopher Healy
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Dreyfus Balanced Fund, Inc.                    Mellon Bank, N.A